Exhibit 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited condensed consolidated financial information of Morgan Stanley and subsidiaries for the three-month and six-month periods ended June 30, 2010 and June 30, 2009, and have issued our report dated August 6, 2010 (which report included an explanatory paragraph regarding the adoption of Financial Accounting Standards Board accounting guidance that addresses transfers of financial assets and extinguishments of liabilities and consolidation of variable interest entities.) As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, is incorporated by reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Registration Statement No. 333-155622

Registration Statement No. 333-156423

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

Registration Statement No. 333-142874

Registration Statement No. 333-146954

Registration Statement No. 333-159503

Registration Statement No. 333-159504

Registration Statement No. 333-159505

Registration Statement No. 333-168278

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

New York, New York

August 6, 2010